SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 24, 2006

                         Patriot Scientific Corporation
               (Exact Name of Registrant as Specified in Charter)

           Delaware                        0-22182               84-1070278
(State or other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)

                               10989 VIA FRONTERA
                           SAN DIEGO, CALIFORNIA 92127
                    (Address of principal executive offices)

                                 (858) 675-5000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communication pursuant to Rule 4254 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (127 CFR 240.13e-4(c))

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Item 8.01 Other Events

On January 24, 2006, the Company announced that Hewlett-Packard (HP) has become the first system manufacturer to purchase a license to use intellectual property protected by the Moore Microprocessor Patent(tm) (MMP) Portfolio, of which the Company is a co-owner. The MMP Portfolio Licensing Program as managed by Alliacense currently rewards first movers in their industry sector with significant discounts. The HP transaction involved such a discount. The Company received a distribution of approximately $10,116,000.00 from the HP transaction. A copy of the press release announcing the transaction is attached hereto as
Exhibit 99.1.

The Company expressly disclaims any obligation to update this press release and cautions that it is only accurate on the date it was presented. The inclusion of any data or statements in this press release does not signify that the information is considered material.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

            99.1  Press release dated January 24, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                        Patriot Scientific Corporation
                                        (Registrant)


Date: January 26, 2006                  By: /s/ David H. Pohl
                                            ------------------------------------
                                            David S. Pohl, Chairman & CEO